UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2026

Talos Energy Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38497	82-3532642
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

333 Clay Street
Houston, Texas		77002
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (713) 328-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TALO	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Amended and Restated Credit Agreement

On January 20, 2026, Talos Energy Inc. (the “Company”), Talos Production Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Talos Production”), and certain other direct and indirect subsidiaries of the Company and Talos Production entered into the Amended and Restated Credit Agreement (the “A&R Credit Agreement”) among the Company, Talos Production, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent (the “Administrative Agent”), the issuing banks, the lenders party thereto, and the other persons from time to time party thereto. The A&R Credit Agreement amends and restates in its entirety the Credit Agreement, dated as of May 10, 2018 (as amended from time to time, the “Prior Credit Agreement”), by and among the Company, Talos Production, as Borrower, JPMorgan Chase Bank, N.A., as administrative agent, the issuing banks, the lenders party thereto, and the other persons party thereto.

The A&R Credit Agreement has a borrowing base and total commitments of $700.0 million (with a letter of credit facility with a $250 million sublimit), subject to redetermination by the lenders at least semi-annually during the second quarter and fourth quarter of each year.

The maturity date of the A&R Credit Agreement is the earlier of (i) January 20, 2030 and (ii) November 2, 2028 (the 91st day prior to the earliest stated maturity date of any of Talos Production’s 9.000% Second-Priority Senior Secured Notes due February 2029 (or any Permitted Refinancing Indebtedness with respect thereto)), if such notes (or such Permitted Refinancing Indebtedness) have not been refinanced, redeemed, or repaid in full on prior to such 91st day.

Interest under the A&R Credit Agreement accrues at Talos Production’s option either at an alternate base rate (“ABR”) plus the applicable margin (“ABR Loans”), an adjusted term secured overnight financing rate (“SOFR”) plus the applicable margin (“Term Benchmark Loans”) or adjusted daily simple SOFR plus the applicable margin (“RFR Loans”). ABR is based on the greater of (a) the prime rate, (b) a federal funds rate plus 0.5% or (c) the adjusted term SOFR for a one-month interest period plus 1.00%. The adjusted term SOFR is equal to the term SOFR for each applicable tenor (e.g., one-month, three-months and six-months) calculated and published by the CME Group Inc. The adjusted daily simple SOFR is equal to the overnight SOFR calculated and published by the Federal Reserve Bank of New York. In addition, Talos Production is obligated to pay a commitment fee on the unutilized portion of the commitments. The applicable margin and the commitment fee rate are calculated based upon the utilization levels of the A&R Credit Agreement as a percentage of unused lender commitments then in effect.

The A&R Credit Agreement includes certain conditions to borrowings, representations and warranties and events of default customary for financings of its type and size. The A&R Credit Agreement also limits the Company’s, Talos Production’s and their respective subsidiaries’ ability to, among other things, incur additional indebtedness, grant liens on any assets, pay dividends or make certain restricted payments, make certain investments, consummate certain asset sales, make certain payments on indebtedness, and merge, consolidate or engage in other fundamental changes. The A&R Credit Agreement has certain customary affirmative and negative covenants, including that Talos Production must maintain a Consolidated Total Debt to EBITDAX Ratio (as defined in the A&R Credit Agreement) of no greater than to 3.00 to 1.00 calculated each quarter utilizing the most recent twelve months to determine EBITDAX. Talos Production must also maintain a current ratio no less than 1.00 to 1.00 each quarter. Under the A&R Credit Agreement, unutilized commitments are included in current assets in the current ratio calculation.

The A&R Credit Agreement is secured by, among other things, mortgages covering at least 85.0% of the proved oil and natural gas assets of the Company and is fully and unconditionally guaranteed by the Company and certain of its wholly-owned subsidiaries.

The A&R Credit Agreement requires minimum hedging for up to six forward rolling fiscal quarters. For any quarter occurring during the first four forward fiscal quarters, the Company is required to hedge a minimum of 50% of its reasonably anticipated projected production from proved developed producing reserves from the semi-annual reserves report delivered to the administrative agent, adjusted to 45% in July and November and 25% in August, September and October. For the fifth and sixth forward fiscal quarters, if the Consolidated Total Debt to EBITDAX Ratio (as defined in the A&R Credit Agreement) is greater than or equal to 1.00 to 1.00, then the Company is required to hedge a minimum of 25%, adjusted to 20% in August, September and October.

A copy of the A&R Credit Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K (this “Current Report”) and incorporated herein by reference and is hereby filed. The description of the A&R Credit Agreement in this Current Report is a summary, does not purport to be complete, and is qualified in its entirety by reference to the complete text of such agreement. The representations and warranties of the Company and Talos Production in the A&R Credit Agreement were made only for purposes of that agreement and as of specific dates and were solely for the benefit of the lenders party thereto. The A&R Credit Agreement is a contractual document that establishes and governs the legal relations among the parties thereto and is not intended to be a source of factual, business, or operational information about the Company and its subsidiaries. The representations and warranties made by the Company and Talos Production in the A&R Credit Agreement may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided under Item 1.01 above is incorporated into this Item 2.03 by reference.

Item 7.01 Regulation FD Disclosure.

On January 21, 2026, the Company issued a press release regarding the A&R Credit Agreement. A copy of the press release is furnished herewith as Exhibit 99.1 and incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information contained in this Current Report on Form 8-K under this Item 7.01, including Exhibit 99.1, is deemed to be “furnished” solely pursuant to Item 7.01 of Form 8-K and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

*10.1#

Amended and Restated Credit Agreement effective as of January 20, 2026, by and among Talos Energy Inc., Talos Production Inc., each other Credit Party, JPMorgan Chase Bank, N.A. as Administrative Agent and each Lender party thereto.

*99.1	Press release dated January 21, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

* Filed herewith.

# Certain schedules and exhibits to this agreement have been omitted in accordance with Instruction 4 of Item 1.01 of Current Report on Form 8-K and Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule and/or exhibit will be furnished to the Securities and Exchange Commission on request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALOS ENERGY INC.

Date:	January 22, 2026	By:	/s/ William S. Moss III
William S. Moss III Executive Vice President, General Counsel and Secretary